Exhibit 77(e)(1)


                               AMENDED SCHEDULE A

                          SERIES OF ING PARTNERS, INC.


ING American Century Large Company Value Portfolio
ING American Century Small-Mid Cap Value Portfolio
ING Baron Asset Portfolio
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value II Portfolio
ING Davis New York Venture Portfolio
ING Fidelity(R) VIP Contrafund(R) Portfolio
ING Fidelity(R) VIP Equity-Income Portfolio
ING Fidelity(R) VIP Growth Portfolio
ING Fidelity(R) VIP Mid Cap Portfolio
ING Fundamental Research Portfolio
ING JPMorgan International Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Legg Mason Partners Aggressive Growth Portfolio
ING Legg Mason Partners Large Cap Growth Portfolio
ING Lord Abbett U.S. Government Securities Portfolio
ING Neuberger Berman Partners Portfolio
ING Neuberger Berman Regency Portfolio
ING OpCap Balanced Value Portfolio
ING Oppenheimer Global Portfolio
ING Oppenheimer Strategic Income Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution Growth and Income Portfolio
ING Solution Growth Portfolio
ING Solution Income Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING Thornburg Value Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING UBS U.S. Small Cap Growth Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio

                               AMENDED SCHEDULE B

                                  ADVISORY FEES

SERIES                                                                ADVISORY FEES
------                                                                -------------
                                                        (as a percentage of average daily net assets)

ING American Century Large Company Value Portfolio                        0.80%

ING American Century Small-Mid Cap Value Portfolio                        1.00%

ING Baron Asset Portfolio                                0.95% of the first $2 billion of assets
                                                          0.90% of the next $1 billion of assets
                                                          0.85% of the next $1 billion of assets
                                                                0.80% of assets thereafter

ING Baron Small Cap Growth Portfolio                     0.85% of the first $4 billion of assets
                                                                0.80% of assets thereafter

ING Columbia Small Cap Value II Portfolio                                 0.75%

ING Davis New York Venture Portfolio                                      0.80%

ING Fidelity(R) VIP Contrafund(R) Portfolio                0.00% while Series invested in Master
                                                               0.58% for Standalone Series

ING Fidelity(R) VIP Equity-Income Portfolio                 0.00% while Series invested in Master
                                                               0.48% for Standalone Series

ING Fidelity(R) VIP Growth Portfolio                        0.00% while Series invested in Master
                                                               0.58% for Standalone Series

ING Fidelity(R) VIP Mid Cap Portfolio                       0.00% while Series invested in Master
                                                               0.58% for Standalone Series

ING Fundamental Research Portfolio                            0.60% on the first $2 billion;
                                                              0.55% on the next $1 billion;
                                                             0.50% on assets over $3 billion

ING JPMorgan International Portfolio                                      0.80%

ING JPMorgan Mid Cap Value Portfolio                                      0.75%

SERIES                                                                ADVISORY FEES
------                                                                -------------
                                                        (as a percentage of average daily net assets)
ING Legg Mason Partners Aggressive Growth Portfolio          0.70% on the first $500 million;
                                                            0.65% on assets over $500 million

ING Legg Mason Partners Large Cap Growth Portfolio                        0.64%

ING Lord Abbett U.S. Government Securities Portfolio         0.47% on the first $250 million;
                                                            0.45% on assets over $250 million

ING Neuberger Berman Partners Portfolio                                   0.60%

ING Neuberger Berman Regency Portfolio                                    0.75%

ING OpCap Balanced Value Portfolio                                        0.80%

ING Oppenheimer Global Portfolio                         0.60% of the first $11 billion of assets
                                                          0.58% of the next $4 billion of assets
                                                                0.56% of assets thereafter

ING Oppenheimer Strategic Income Portfolio                   0.50% on the first $6.5 billion;
                                                              0.475% on the next $5 billion;
                                                              0.45% on the next $5 billion;
                                                            0.43% on assets over $16.5 billion

ING PIMCO Total Return Portfolio                                          0.50%

ING Pioneer High Yield Portfolio                              0.60% on the first $5 billion;
                                                              0.50% on the next $2 billion;
                                                              0.40% on the next $2 billion;
                                                             0.30% on assets over $9 billion

ING Solution 2015 Portfolio                                               0.10%

ING Solution 2025 Portfolio                                               0.10%

ING Solution 2035 Portfolio                                               0.10%

ING Solution 2045 Portfolio                                               0.10%

ING Solution Growth and Income Portfolio                                  0.10%

ING Solution Growth Portfolio                                             0.10%

ING Solution Income Portfolio                                             0.10%

SERIES                                                                ADVISORY FEES
------                                                                -------------
                                                        (as a percentage of average daily net assets)
ING T. Rowe Price Diversified Mid Cap Growth Portfolio                    0.64%

ING T. Rowe Price Growth Equity Portfolio                                 0.60%

ING Templeton Foreign Equity Portfolio                       0.80% on the first $500 million;
                                                            0.75% on assets over $500 million
ING Thornburg Value Portfolio                                             0.65%

ING UBS U.S. Large Cap Equity Portfolio                      0.70% on the first $500 million;
                                                            0.65% on assets over $500 million

ING UBS U.S. Small Cap Growth Portfolio                  0.85% of the first $1 billion of assets
                                                                0.82% of assets thereafter

ING Van Kampen Comstock Portfolio                                         0.60%

ING Van Kampen Equity and Income Portfolio                                0.55%